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Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-164361, 333-89128, 333-89180, 333-126000, and 333-167937 on Form S-8 of our report dated April 1, 2009, relating to the consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows of Dillard's Inc. and subsidiaries (the "Company") for the year ended January 31, 2009 appearing in this Annual Report on Form 10-K of the Company for the year ended January 29, 2011.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Austin, TX
March 23, 2011

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  Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM